Exhibit 10.1

MEMORANDUM OF AGREEMENT OF SALE OF ASSETS  made and entered into in the City and District of Montreal, Province of Quebec, with an effective date of february 15, 2008;

BY AND BETWEEN :
9191-4200 QUEBEC INC., legal person, duly incorporated according to law, having its head office 500 St-Martin Blvd, suite 500, City of Laval, Province of Quebec, herein represented by Gilles Poliquin, duly authorized as he so declares;

Hereinafter collectively referred to as the:

[[  “VENDOR”  ]]

AND :
TELIPHONE INC., legal person, duly incorporated according to law, having its head office at 194 St-Paul west, suite 303, in the City and District of Montreal, Province of Quebec, herein represented by George Metrakos, duly authorized as she so declares;

Hereinafter referred to as the:

[[  “PURCHASER”  ]]

AND :
9151-4877 QUEBEC INC., legal person, doing business as “DIALEK TELECOM” duly incorporated according to law, having its head office at 175 Chemin Bates, Suite 201 in the City and District of Montreal, Province of Quebec, herein represented by Gilles Poliquin, duly authorized as he so declares;

Hereinafter referred to as the:

[[  “COMPANY”  ]]

WHEREAS the VENDOR is the registered holder and beneficial owner of all of the issued and outstanding capital stock {hereinafter referred to as the “SHARES”} of the COMPANY.

WHEREAS  the VENDOR is desirous of selling unto the PURCHASER, hereto present and accepting, certain assets and liabilities as presented in schedule A {hereinafter referred to as the “ASSETS”} of COMPANY, the whole for a price and subject to the terms and conditions mutually agreed upon by and between the Parties hereto, and as hereinafter set forth.

NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.  PREAMBLE

1.01                      THAT the preamble hereto shall form an integral part hereof as if recited herein at length;

2.  SALE  OF  ASSETS

2.01                      THAT the VENDOR does hereby sell, transfer, assign, and make over unto the PURCHASER hereto present and accepting, the said ASSETS, the whole under the terms and conditions hereinafter set forth.

3.  PURCHASE  PRICE AND PAYMENT

3.01                      THAT consideration for the sale of VENDOR's right, title and interest in and to the said ASSETS (the “PURCHASE PRICE”) is THREE HUNDRED AND EIGHTY-THREE THOUSAND, FOUR HUNDRED AND SIXTY FOUR CANADIAN DOLLARS {$383,464} as per the payment plan described in Schedule B attached herein.

3.02                      THAT VENDOR renders to PURCHASER’s disposal an operating line of credit of ONE HUNDRED AND FIFTY THOUSAND CANADIAN DOLLARS {$150,000.00} at an annualized interest rate of 18%.

4.  VENDOR'S  WARRANTIES

4.01                      THAT VENDOR hereby makes and extends the following representations, warranties and covenants, all of which are essential to this Agreement, and without which this Agreement would not have been made:

(a)	the VENDOR is a resident in Canada within the meaning of the Income Tax Act (COMPANY) and the Quebec Taxation Act;

(b)	the SHARES have been validly allotted and issued by COMPANY and are fully paid and non-assessable;

(c)
the SHARES are the property of the VENDOR and the VENDOR has the complete and exclusive right and authority to sell, transfer, assign and deliver the ASSETS to the PURCHASER, which shall acquire good, marketable and incontestable title to the ASSETS;

(d)	the SHARES are free and clear from and of any third party liens, encumbrances, security interests, pledges, charges, rights or claims of any nature whatsoever;

(e)	there are no loans or any other amounts whatsoever owing by COMPANY to the VENDOR or any related person [as that term is defined in the Income Tax Act (Canada)];

(f)
there are no liabilities of COMPANY that have not been recorded in the books and records of COMPANY and are known to the VENDOR and are not known to the PURCHASER the whole as appears more fully from a List of Liabilities attached herewith as Schedule "A" to avail as if more fully set forth herein at length;

(g)
the ASSETS of COMPANY are not subject to any lien, charge, security, pledge, hypothec or any other encumbrance of any nature, kind or description whatsoever, which have not been disclosed to PURCHASER;

(h)
that COMPANY has not entered into any agreement or option to dispose of, alienate, pledge, hypothecate, sell, assign, transfer, make over, or otherwise encumber any asset of COMPANY, of any kind, nature or description whatsoever;

(i)
COMPANY has timely filed all tax returns required to be filed by it and has paid all taxes which are due and payable and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable by it on or before the date hereof; to the best of VENDOR's knowledge, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency against COMPANY; to the best of the VENDOR's knowledge, there are no actions, suits, proceedings, investigations, or claims now threatened or pending against COMPANY in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority; COMPANY has withheld from each payment made to any of their officers, directors, former directors and employees the amount of all taxes, including but not limited to income tax and other deductions required to be withheld there from in accordance with the Financial Statements of COMPANY and has paid the same to the proper tax or other receiving officers;

(j)
COMPANY is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities or indebtedness of any other person, firm or corporation;

(l)
that to its knowledge and belief, there is no claim, action, injunction, expropriation, labour dispute, arbitration, legal or other proceeding or claim of any kind or nature against the VENDOR or COMPANY or with respect to the business or the assets of COMPANY, either existing, pending, or to the knowledge of the VENDOR, threatened; and

(m)
the corporate records and minute books of COMPANY, contain complete and accurate minutes of all meetings of the directors and shareholders of COMPANY held since the incorporation of COMPANY, all such meetings were duly called and held, the share certificate books, register of directors of COMPANY are complete and accurate.

VENDOR’S UNDERTAKINGS RE: TAX ASSESSMENT

4.02                      THAT subject to the limitations hereinafter set forth, the VENDOR hereby undertakes to indemnify and save harmless, PURCHASER from and against any and all liability or loss to which either one of them may be subject arising or resulting from any assessment or reassessment by the Department of National Revenue, Government of Canada, or the Minister of Revenue, Government of Quebec, or by such other taxing authority of the Government of Canada or the Government of Quebec respecting any income tax, sales tax, property tax, excise tax, license fees, business tax or other duties of any nature whatsoever connected with the business conducted, income generated, assets or inventory held, or expenses claimed by either COMPANY or the COMPANY at any time prior to the date hereof.  The amount of the liability or loss to which the present indemnity relates, includes all penalties and interest charged in connection with the said assessment or reassessment as well as all reasonable professional fees, charges, or expenses incurred in investigating or contesting any such assessment provided that such professional fees, charges, or expenses are incurred at the behest of the VENDOR.  The VENDOR shall be entitled to cause each or all of the Parties hereunder indemnified to exercise all rights of objections or appeal available under the relevant taxing statute with regard to any assessment or reassessment in respect of which a claim has been made under this indemnity and to prosecute such proceedings with due diligence, the whole on the condition that the full amount of the claim so made shall have first been advanced "In Trust" to VENDOR's counsel.  Any such indemnity as aforesaid shall be paid to the PURCHASER.  The PURCHASER hereby expressly agrees that the obligation of the VENDOR to indemnify and save harmless the PURCHASER, shall only be to the extent of the VENDOR's interest in COMPANY (in the aggregate, where applicable) at the time the cause giving rise to such claim occurred.

LEGALITY  OF  OPERATION

4.03                      THAT the VENDOR warrants that it has not received any notice of violation of any municipal, provincial or federal by-law, laws or regulations, and/or any provincial, municipal or federal environmental statutes in connection with the carrying on of the business in COMPANY's current premises.

CROWN  LIENS

4.04                      THAT the VENDOR warrants that to the best of its knowledge there are no hypothecs, prior claims or security interests, in favour of a municipal or governmental authority resulting from the non-payment of assessment or taxes, with regard to COMPANY, or for any other reason whatsoever.

ACCOUNTS  and  RECORDS

4.05                      THAT COMPANY has maintained up to the date hereof, all books of accounts and financial records, which shall remain with COMPANY, and which the PURCHASER has examined and has declared itself totally satisfied therewith.

LIABILITIES

4.06                      THAT the PURCHASER hereby acknowledges that the COMPANY owes its creditors the approximate amount of One Hundred Thousand Dollars ($140,000.00), and accordingly shall cause the COMPANY to discharge and pay the aforesaid liabilities without any indemnification, and/or compensation with respect to the VENDOR.

NO MATERIALLY ADVERSE UNDISCLOSED FACTS

4.07                      THAT there is no state of facts known to the VENDOR which have not previously been disclosed to the PURCHASER which may materially adversely affect COMPANY or business, or which should be disclosed to the PURCHASER in order to make any of the warranties and representations herein not misleading and no state of facts is known to the VENDOR which may materially adversely affect COMPANY or would operate to prevent COMPANY from continuing to carry on the business in the manner in which it was carried on as of the date hereof.

4.08                      THAT the representations and warranties contained in this Agreement or in connection with this transaction are truthful and complete.

5.  RESTRICTIVE  CONVENANT

5.01                      VENDOR covenants and undertake that he directly or indirectly shall not, for a two (2) year period commencing from the date hereof either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, trustee, shareholder, employee or consultant, or in any manner whatsoever, whether directly or indirectly, carry on or be engaged in or concerned with or interested in, or advise, lend money to guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate, company or corporation engaged in or concerned with or interested in, any business which solicits the clients of the COMPANY;

5.02                      In the event of a breach of any of the aforementioned covenants and undertakings in Section 5 hereof, PURCHASER shall be entitled to injunctive relief to prevent any continued or future violation in addition to such other recourses as may be available by law or pursuant to the terms of this Agreement;

5.03                      This restrictive covenant shall be declared to be separate and distinct from the rest of this Agreement and in the event that it is determined to be void or unenforceable in whole or in part, such determination shall not affect or impair the validity of any other covenant or section in this Agreement;

6.  NOTICE

6.01                      THAT all notices, requests, demands or other communications in connection herewith shall be in writing with specific reference to this agreement and shall be deemed to have been duly delivered when mailed by registered mail or delivered by hand as follows:

If to the VENDOR:	MR. GILLES POLIQUIN
500 St-Martin blvd, suite 550
Laval, Quebec  H7M 3Y2 CANADA

If to the PURCHASER:	MR. GEORGE METRAKOS
194 St-Paul west, suite 303
Montreal, Quebec H2Y 1Z8 CANADA

If to COMPANY:	9151-4877 CANADA INC.
175 Chemin Bates, Suite 201
Montreal, Quebec, H3S 1A1 CANADA
Attention: Mr. Gilles Poliquin

or to such other address or addresses as any party may from time to time specify by a notice to be given to the other parties for such purpose in writing.

7.  MISCELLANEOUS

7.01                      THAT this Agreement expresses the current agreement between the Parties hereto in respect of all matters herein and its execution has not been induced by, nor do any of the Parties hereto rely upon or regard as material any representations or promises whatsoever not incorporated herein or made a part hereof, and it shall not be altered, amended or qualified except by memorandum in writing, signed by each of the Parties hereto, and any alteration, amendment or qualification thereof shall be null and void and shall not be binding upon any such Party unless made as aforesaid.

7.02                      THAT each section and every provision of every subsection of this Agreement is and shall be independent of the other and in the event that any part of this Agreement is declared invalid, illegal or unenforceable, then the remaining terms, clauses, and provisions of this Agreement shall not be affected by such declaration and all of the remaining provisions of this Agreement shall remain valid, binding and enforceable.

7.03                      THAT unless otherwise indicated by the context, the singular number shall include the plural and vice versa, the masculine gender shall include the feminine gender, and vice versa, and where applicable to firms, companies or corporations, the neuter.

7.04                      THAT if the expiry of any delay provided for in this Agreement falls on a non-juridical day (as defined in the Quebec Code of Civil Procedure), the delay is extended to the next following juridical day.

7.05                      THAT each of the Parties hereto shall, from time to time and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may reasonably require to more effectively complete any matter provided for herein.

7.06                      THAT this Agreement shall be binding upon the Parties hereto and their respective successors, heirs, assigns and legal representatives.

7.07                      THAT the Parties hereby declare that their representations herein are disclosed and divulged in good faith.

7.08                      THAT the Parties hereto shall pay their own professional fees with respect to the preparation of these Agreements.

7.09                      THAT this Agreement shall be governed by and interpreted in accordance with the laws of the Province of Quebec.

8.  LANGUAGE

8.01                      THAT the Parties acknowledge that they have requested and consented that this Agreement and all documents, notices, correspondence and legal proceedings consequent upon, ancillary or relating directly or indirectly hereto, forming part hereof or resulting here from, be drawn  up  in  English.   Les  parties  reconnaissent  qu'elles  ont  exigé  et  consenti  à  ce  que  cette convention ainsi que tous documents, avis, correspondance et procédures légales consécutifs à, ayant directement ou indirectement trait avec, faisant partie ou découlant de cette convention, seraient rédigés en anglais.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DATE AND AT THE PLACE FIRST HEREINABOVE MENTIONED.

/s/ Gilles Poliquin
GILLES POLIQUIN
[[ VENDOR ]]

/s/ George Metrakos
Per :	GEORGE METRAKOS
[[ PURCHASER ]]

S C H E D U L E   A

List of Assets
Active Customer Base totaling in and around 2,000 clients.
Accounts Receivable
Cash in Bank

List of Liabilities
Various suppliers
Government Source Deductions

Difference between Assets and Liabilities:        CDN$177,172

S C H E D U L E   B

PAYMENT METHOD

VENDOR accepts a revenue buy-out payment method which will pay an annual rate of interest of 15% on the unpaid portion of the balance owing, following the amortization schedule below.

The resulting minimum payment due by PURCHASER is $9,992 per month.

PURCHASER reserves the right to pay the entire balance of the principle amount at any time at its discretion as stipulated in Schedule C, column “Beginning Balance”.

No.	Payment Date	Beginning Balance	Payment	Principal	Interest	Ending Balance
1	29/02/2008	$ 383,464.00	$ 9,992.01	$ 5,198.71	$ 4,793.30	$ 378,265.29
2	29/03/2008	378,265.29	9,992.01	5,263.70	4,728.32	373,001.59
3	29/04/2008	373,001.59	9,992.01	5,329.49	4,662.52	367,672.09
4	29/05/2008	367,672.09	9,992.01	5,396.11	4,595.90	362,275.98
5	29/06/2008	362,275.98	9,992.01	5,463.56	4,528.45	356,812.42
6	29/07/2008	356,812.42	9,992.01	5,531.86	4,460.16	351,280.56
7	29/08/2008	351,280.56	9,992.01	5,601.01	4,391.01	345,679.55
8	29/09/2008	345,679.55	9,992.01	5,671.02	4,320.99	340,008.53
9	29/10/2008	340,008.53	9,992.01	5,741.91	4,250.11	334,266.62
10	29/11/2008	334,266.62	9,992.01	5,813.68	4,178.33	328,452.94
11	29/12/2008	328,452.94	9,992.01	5,886.35	4,105.66	322,566.59
12	29/01/2009	322,566.59	9,992.01	5,959.93	4,032.08	316,606.66
13	01/03/2009	316,606.66	9,992.01	6,034.43	3,957.58	310,572.22
14	29/03/2009	310,572.22	9,992.01	6,109.86	3,882.15	304,462.36
15	29/04/2009	304,462.36	9,992.01	6,186.23	3,805.78	298,276.13
16	29/05/2009	298,276.13	9,992.01	6,263.56	3,728.45	292,012.57
17	29/06/2009	292,012.57	9,992.01	6,341.86	3,650.16	285,670.71
18	29/07/2009	285,670.71	9,992.01	6,421.13	3,570.88	279,249.58
19	29/08/2009	279,249.58	9,992.01	6,501.39	3,490.62	272,748.18
20	29/09/2009	272,748.18	9,992.01	6,582.66	3,409.35	266,165.52
21	29/10/2009	266,165.52	9,992.01	6,664.95	3,327.07	259,500.58
22	29/11/2009	259,500.58	9,992.01	6,748.26	3,243.76	252,752.32
23	29/12/2009	252,752.32	9,992.01	6,832.61	3,159.40	245,919.71
24	29/01/2010	245,919.71	9,992.01	6,918.02	3,074.00	239,001.69

25	01/03/2010	239,001.69	9,992.01	7,004.49	2,987.52	231,997.20
26	29/03/2010	231,997.20	9,992.01	7,092.05	2,899.96	224,905.15
27	29/04/2010	224,905.15	9,992.01	7,180.70	2,811.31	217,724.45
28	29/05/2010	217,724.45	9,992.01	7,270.46	2,721.56	210,453.99
29	29/06/2010	210,453.99	9,992.01	7,361.34	2,630.67	203,092.65
30	29/07/2010	203,092.65	9,992.01	7,453.36	2,538.66	195,639.29
31	29/08/2010	195,639.29	9,992.01	7,546.52	2,445.49	188,092.77
32	29/09/2010	188,092.77	9,992.01	7,640.85	2,351.16	180,451.92
33	29/10/2010	180,451.92	9,992.01	7,736.37	2,255.65	172,715.55
34	29/11/2010	172,715.55	9,992.01	7,833.07	2,158.94	164,882.48
35	29/12/2010	164,882.48	9,992.01	7,930.98	2,061.03	156,951.50
36	29/01/2011	156,951.50	9,992.01	8,030.12	1,961.89	148,921.38
37	01/03/2011	148,921.38	9,992.01	8,130.50	1,861.52	140,790.88
38	29/03/2011	140,790.88	9,992.01	8,232.13	1,759.89	132,558.75
39	29/04/2011	132,558.75	9,992.01	8,335.03	1,656.98	124,223.72
40	29/05/2011	124,223.72	9,992.01	8,439.22	1,552.80	115,784.50
41	29/06/2011	115,784.50	9,992.01	8,544.71	1,447.31	107,239.80
42	29/07/2011	107,239.80	9,992.01	8,651.52	1,340.50	98,588.28
43	29/08/2011	98,588.28	9,992.01	8,759.66	1,232.35	89,828.62
44	29/09/2011	89,828.62	9,992.01	8,869.16	1,122.86	80,959.46
45	29/10/2011	80,959.46	9,992.01	8,980.02	1,011.99	71,979.44
46	29/11/2011	71,979.44	9,992.01	9,092.27	899.74	62,887.17
47	29/12/2011	62,887.17	9,992.01	9,205.92	786.09	53,681.25
48	29/01/2012	53,681.25	9,992.01	9,321.00	671.02	44,360.25
49	29/02/2012	44,360.25	9,992.01	9,437.51	554.50	34,922.74
50	29/03/2012	34,922.74	9,992.01	9,555.48	436.53	25,367.26
51	29/04/2012	25,367.26	9,992.01	9,674.92	317.09	15,692.33
52	29/05/2012	15,692.33	9,992.01	9,795.86	196.15	5,896.47